                                                                     Exhibit 1.1

                                                                  Execution Copy

                       GREEN TREE LEASE FINANCE II, INC.
                      GREEN TREE LEASE FINANCE 1998-1, LLC
                      AND GREEN TREE FINANCIAL CORPORATION
                    Lease-Backed Notes, Class A-1, Class A-2
                   Class A-3, Class A-4, Class B and Class C

                             UNDERWRITING AGREEMENT


                                                               December 18, 1998

First Union Capital Markets, a division of Wheat First Securities, Inc. Lehman Brothers Inc.
NationsBanc Montgomery Securities LLC

c/o FIRST UNION CAPITAL MARKETS, a division of Wheat First Securities, Inc. One First Union Center, TW-9
Charlotte, North Carolina 28288-0610

Dear Sirs:

     Green Tree Lease Finance 1998-1, LLC (the "Issuer") is a Delaware limited liability company. Green Tree Lease Finance II, Inc. (the "SPC"), a wholly owned subsidiary of Green Tree Vendor Services Corporation ("Vendor Services"), is the sole member of the Issuer. Vendor Services is a wholly owned subsidiary of Green Tree Financial Corporation ("Green Tree"). The Issuer's Lease-Backed Notes identified in Schedule I hereto (the "Notes") will be issued pursuant to an Indenture, dated as of December 1, 1998 (the "Indenture"), between the Issuer and U.S. Bank Trust National Association (the "Trustee"). The Notes will be secured by a pledge by the Issuer of a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (the "Leases") and certain other property, including certain rights to the proceeds of disposition of the equipment underlying the Leases (the "Equipment") to be held in trust pursuant to the Indenture. The Leases will be serviced by Vendor Services pursuant to a Contribution and Servicing Agreement, dated as of December 1, 1998 (the "Contribution and Servicing Agreement"), among the Issuer, Vendor Services and the SPC. The Leases will have been contributed by Vendor Services, together with Vendor Services' rights in the Equipment, to the SPC pursuant to a Transfer Agreement, dated as of December 1, 1998 (the "Transfer Agreement"), between Vendor Services and the SPC and the SPC will in turn contribute the Leases, together with certain rights to the proceeds of disposition of the Equipment, to the Issuer pursuant to the Contribution and Servicing Agreement. The forms of the Indenture, Transfer Agreement and Contribution and Servicing Agreement (collectively, the "Transaction Agreements") have been filed as exhibits to the Registration Statement (hereinafter defined).
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     The Notes are more fully described in the Registration Statement (defined below) which the Issuer and the SPC as the registrants thereunder (together, the "Registrants") have furnished to you. The Notes identified in Schedule I hereto will be sold in a public offering through the underwriters listed in Schedule II hereto, one or more of which may act as representative of such underwriters (any underwriter through which Notes are sold shall be referred to herein as an "Underwriter" or, collectively, all such Underwriters may be referred to as "you" or the "Underwriters") and First Union Capital Markets, a division of Wheat First Securities, Inc., will act as representative of the Underwriters and may be referred to herein as the "Representative". Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     The offering of the Notes will be governed by this Underwriting Agreement which forms one agreement between the Registrants and Green Tree, on one hand, and the Underwriters, on the other, and references herein to "this Agreement" shall, unless the context provides otherwise, refer to this Underwriting Agreement.

     SECTION 1. Representations and Warranties. The Registrants and Green Tree represent and warrant to the Underwriters as of the date hereof as follows:

          (a) The Registrants have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (registration numbers 333-67993 and 333-67993-01), including a form of prospectus, relating to the Notes. The registration statement, and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, have been declared effective by the Commission. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and "Effective Date" means the date of the Effective Time. The Registrants have furnished to you, for use by the Underwriters, copies of one or more preliminary prospectuses (each, a "Preliminary Prospectus"), relating to the Notes. Except where the context otherwise requires, the registration statement, as amended at the Effective Time, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part of the registration statement as of the Effective Time pursuant to Rule 430A under the Securities Act, is herein called the "Registration Statement", and the prospectus, in the form filed by the Registrants with the Commission pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus".

          (b) The Registration Statement relating to the Notes, has been filed with the Commission and such Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Registrants or Green Tree, threatened by the Commission. No order preventing or suspending

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     the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (and taking into account Rule 430A of the Securities Act, which permits certain information to be omitted from a preliminary prospectus), not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon or conformity with the Underwriters' Information (as defined in Section 10(d) herein).

          (c) The Registration Statement conforms, and any amendments or supplements thereto and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and do not and will not, as of the Effective Date and as of the Closing Date (as defined herein), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that this representation and warranty shall not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any Underwriters' Information (as defined in Section 10(d) herein) contained therein. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

          (d) The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The SPC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota. Each of Vendor Services and Green Tree has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each Registrant, Vendor Services and Green Tree possess the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Contribution and Servicing Agreement and the Transfer Agreement, as applicable; and each Registrant and Green Tree are duly qualified as a foreign entity to transact business and are in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification.

          (e) None of the Registrants, Vendor Services or Green Tree are in violation of its limited liability company agreement or articles of incorporation or by-laws, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial

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     condition, earnings, affairs or business of such Registrant, Vendor
     Services or Green Tree, as applicable, or which might materially and adversely affect the properties or assets thereof.

          (f) The execution, delivery and performance by each Registrant, Vendor Services and Green Tree of this Agreement and the Transaction Agreements, as applicable, are within its corporate or limited liability company power, as applicable, and have been duly authorized by all necessary corporate or limited liability company action on the part of such Registrant, Vendor Services or Green Tree.

          (g) The execution, delivery and performance of this Agreement, the Transaction Agreements to which the Registrants, Vendor Services or Green Tree, as the case may be, is a party, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Registrants, Vendor Services or Green Tree is a party or by which any of the Registrants, Vendor Services or Green Tree is bound or to which any of the property or assets of any of the Registrants, Vendor Services or Green Tree is subject, nor will such actions result in any violation of the provisions of the charter, by-laws or limited liability company agreement, as applicable, of any of the Registrants, Vendor Services or Green Tree or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Registrants, Vendor Services or Green Tree or any of their properties or assets; and except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters and the filing of any financing statements required to perfect the Issuer's interest in the Trust Assets, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Transaction Agreements, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby.

          (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Registrants, Vendor Services or Green Tree (other than as may be contemplated in the Registration Statement) which would be expected to have a material adverse effect on either (i) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or the Transaction Agreements, as applicable, or (ii) the Leases or the Trust Assets.

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

          (i) Each of the Indenture, the Transfer Agreement and the Contribution and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by each of the Registrants or Vendor Services, as the case may be, purporting to execute the same, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against each such Registrant or Vendor Services, as applicable, in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and
     (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (j) As of the Closing Date, the Notes will have been duly and validly authorized by the Issuer, and, when executed and authenticated as specified in the Indenture, will be validly issued and outstanding and will be entitled to the benefits of the Indenture, and will be binding obligations of the Issuer to the extent provided in the Indenture, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (k) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act and which have not been so described or filed.

          (l) Any taxes, fees and other governmental charges on the part of the Registrants or Vendor Services that are assessed and due in connection with the execution, delivery and issuance of this Agreement or the Transaction Agreements shall have been paid or will be paid at or prior to the Closing Date to the extent then due.

          (m) There are no legal or governmental proceedings pending to which any of the Registrants, Vendor Services or Green Tree is a party or of which any property or assets of any of the Registrants, Vendor Services or Green Tree is the subject which, individually or in the aggregate, would
     (i) be reasonably likely to, if determined adversely to any of the Registrants, Vendor Services or Green Tree, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of any of the Registrants, Vendor Services or Green Tree, as the case may be, or taken as a whole; and to the best of each Registrant's or Green Tree's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, that (i) assert the invalidity of this Agreement or the Transaction Agreements, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Agreements,
     (iii) be reasonably likely to, if determined adversely to any of the Registrants, Vendor Services or Green Tree, materially and adversely affect the performance by the Registrants, Vendor Services or Green Tree, as the case may be, of their respective obligations under, or the validity or enforceability of, this Agreement or the Transaction Agreements, as applicable, or (iv) seek to affect adversely the federal income tax attributes of the Notes described in the Prospectus.

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          (n) This Agreement has been duly authorized, executed and delivered by each of the Registrants and Green Tree.

          (o) Each of the Registrants, Vendor Serivces and Green Tree possess all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its business, operations, financial condition or earnings.

          (p) As of the Closing Date, the Leases and the other Trust Assets will have been duly and validly granted to the Trustee in accordance with the Indenture; and when such assignment is effected, a duly and validly perfected transfer to the Trustee of all such Trust Assets subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by Vendor Services or any of the Registrants, will have occurred.

          (q) The representations and warranties of the SPC in Section 3.2 of the Transfer Agreement and of Vendor Services in Section 3.1 of the Transfer Agreement will be true and correct as of the Closing Date.

          (r) Neither the Issuer nor the Trust Assets created by the Indenture is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (s) The Notes, the Indenture, the Contribution and Servicing Agreement, and the Transfer Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

     SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, the principal amount of Notes set forth opposite such Underwriter's name in Schedule II hereto. The purchase price for the Notes shall be as set forth in Schedule I hereto.

     SECTION 3. Delivery and Payment. Payment for the Notes shall be made to the Issuer or to its order by wire transfer of same day funds at the office of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, at 10:00 a.m., Minneapolis time, on the Closing Date, or at such other time on the same or such other date as the Representative and the Issuer may agree upon. The time and date of such payment for the Notes as specified in Schedule I hereto are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City or Minneapolis, Minnesota.

     Payment for the Notes shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Notes registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the

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Representative shall request in writing not later than two full Business Days prior to the Closing Date. The Issuer shall make the Notes available for inspection by the Representative in Minneapolis, Minnesota not later than one full Business Day prior to the Closing Date.

     SECTION 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public, which may include selected dealers, as set forth in the Prospectus.

     SECTION 5. Covenants of the Registrants and Green Tree. Each of the Registrants and Green Tree, jointly and severally, covenants with each of the Underwriters, as follows:

          (a) The Registrants will prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

          (b) During the period that a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales of such Notes (such period being hereinafter sometimes referred to as the "prospectus delivery period"), before filing any amendment or supplement to the Registration Statement or the Prospectus, the Registrants will furnish to the Representative a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

          (c) During the prospectus delivery period, the Registrants will advise the Representative promptly after it receives notice thereof, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the issuance by the Commission of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceedings for that purpose and (v) of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use its best efforts to prevent the issuance of any such stop order or suspension and, if any is issued, will promptly use its best efforts to obtain the withdrawal thereof.

          (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Registrants promptly will prepare and file with the Commission, an

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     amendment or a supplement which will correct such statement or omission or effect such compliance.

          (e) The Registrants will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes; provided, however, that neither Registrant shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided, further, that neither Registrant shall be required to file a general consent to service of process in any jurisdiction.

          (f) The Registrants will furnish to the Representative, without charge, two copies of the Registration Statement (including exhibits thereto), one of which will be signed, and to each Underwriter conformed copies of the Registration Statement (without exhibits thereto) and, during the prospectus delivery period, as many copies of any Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request.

          (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever first occurs, the Registrants will deliver to the Representative (i) the annual statements of compliance under the Indenture, (ii) the annual independent certified public accountants' reports furnished to the Trustee, (iii) all documents required to be distributed to the Noteholders of the Trust and (iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Trustee or filed or as soon thereafter as practicable.

          (h) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Registrants, the Registrants shall furnish such documents and take any such other actions.

          (i) The Issuer will use the net proceeds received by it from the issuance of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds".

          (j) The Registrants will file the Monthly Report on Form 8-K for a period of twelve months following the Closing Date.

     SECTION 6. Conditions to the Obligations of the Underwriters. The respective obligations of the several Underwriters to purchase Notes pursuant to this Agreement are subject to the accuracy of the representations and warranties on the part of the Registrants and Green Tree herein contained, to the accuracy of the statements of the officers of each of the

Registrants, Vendor Services and Green Tree made pursuant hereto, to the performance by each of the Registrants and Green Tree of all of its obligations hereunder and to the following further conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Securities Act and in accordance with Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

          (b) (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Transaction Agreements, the Notes, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Registrants shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters and (ii) prior to or contemporaneously with the purchase of Notes hereunder, all transactions contemplated to be consummated under such Transaction Documents on the Closing Date shall have been so consummated to the reasonable satisfaction of the Underwriters.

          (c)  At the Closing Date you shall have received:

               (1) The favorable opinion, dated as of the Closing Date, of Dorsey & Whitney L.L.P., counsel for the Registrants, in form and substance satisfactory to you, to the effect that:

                    (i) The Issuer has been duly organized and is validly
               existing as a limited liability company in good standing under the laws of the State of Delaware; the SPC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, and that each of Green Tree and Vendor Services has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                    (ii) The execution and delivery by the Registrants, Vendor
               Services and Green Tree, as applicable, of this Agreement and the Transaction Agreements and the signing of the Registration Statement by the Registrants are within the corporate or limited liability company power of the Registrants and have been duly authorized by all necessary corporate or limited liability company action on the part of the Registrants.

                    (iii) This Agreement has been duly authorized, executed and delivered by the Registrants and Green Tree, and each is a valid and binding obligation of the Registrants and Green Tree enforceable against the Registrants and Green Tree in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' or secured parties' rights generally, (B) such enforcement may be limited by general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder is subject to the effect of federal and state securities laws and public policy relating thereto.

                    (iv) The Transaction Agreements and the Registration
               Statement have been duly authorized, executed and delivered by each of Vendor Services, if applicable, and the Registrants purporting to execute the same, and are the valid and binding obligations of Vendor Services and the Registrants, as applicable, enforceable against Vendor Services and the Registrants, as applicable, in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (v) None of the transfer of the Leases and its rights in the
               Equipment by Vendor Services to the SPC or of the Leases and its rights to disposition proceeds of the Equipment by the SPC to the Issuer, the pledge of the Trust Assets by the Issuer, the issue and sale of the Notes by the Issuer or the consummation of the transactions contemplated herein nor the fulfillment of the terms hereof will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Vendor Services or any of the Registrants may be a party or by which any may be bound or to which the property or assets of Vendor Services or any of the Registrants are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by Vendor Services and the Registrants to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or limited liability company agreement, as the case may be, of Vendor Services or any of the Registrants or, to the best of such counsel's knowledge, any order or regulation known to us to be applicable to Vendor Services or any of the Registrants of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Vendor Services or any of the Registrants.

                    (vi) The Notes have been duly authorized and executed by the
               Issuer and when authenticated as specified in the Indenture and delivered and paid for pursuant to this Agreement, will be duly issued obligations of the Issuer, entitled to the benefits of the Indenture.

                    (vii) The Indenture creates a valid security interest in
               favor of the Trustee in the Leases and other property included in the Trust Assets on the date hereof, which security interest of the Trustee in the Leases and the Trust Assets will be perfected and will constitute a first perfected security interest upon the filing of Uniform Commercial Code ("UCC") financing statements in the offices of the Secretary of State of Minnesota and Delaware; provided, however, that such counsel may take customary exceptions acceptable to you. Such counsel need express no opinion (a) as to the continuation of a security interest in the Leases if the Trustee does not file continuation statements as required by the Indenture or (b) as to the priority of any security interest in the Leases against any liens, claims or other interests that arise by operation of law and do not require any filing or similar action in order to take priority over perfected security interests.

                    (viii) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any Minnesota or federal court or governmental authority or agency is required to be obtained by Vendor Services or the Registrants for the consummation by Vendor Services or any of the Registrants, as applicable, of the transactions contemplated by the Transaction Agreements, except such as may be required under the Securities Act or the regulations thereunder, or state securities or Blue Sky laws.

                    (ix) The Registration Statement is effective under the
               Securities Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

                    (x) The Indenture has been duly qualified under the Trust
               Indenture Act.

                    (xi) To the best of such counsel's knowledge, there are no contracts or documents of the Registrants which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the regulations thereunder which have not been so filed or incorporated by reference.

                    (xii) The statements in the Prospectus under the heading
               "Federal Income Tax Consequences," to the extent that they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, have been prepared or reviewed by such counsel and are correct in all material respects.

                    (xiii) The Issuer is not and will not as a result of the
               offer and sale of the Notes as contemplated in the Prospectus and in this Agreement become, an "investment company" or "under the control of an investment company" as such terms are defined in the 1940 Act.

                    (xiv) The statements in the Prospectus under the caption
               "Description of the Notes," "The Leases - Representations and Warrantees Made by Vender Services" and "Description of the Contribution and Servicing Agreement" insofar as such statements purport to summarize certain terms of the Notes, and the Transaction Agreements constitute a fair and accurate summary of such documents.

                    (xv) The Registration Statement and the Prospectus (other
               than the financial statements and other financial, statistical and numerical information included therein, as to which no opinion need be rendered) as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the regulations thereunder.

                    (xvi) The execution, delivery and performance by Vendor
               Services or the Registrants, as applicable, of the Transaction Agreements do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

                    (xvii) To such counsel's knowledge, there are no pending or overtly threatened lawsuits or claims against the Registrants or Green Tree, or relating to the transaction, Vendor Services or contemplated by the Underwriting Agreement and the Transaction Agreements which, if adversely determined, would have a material adverse effect on the transactions contemplated by the Underwriting Agreement and the Transaction Agreements.

     Such counsel shall deliver to you such additional opinions addressing the transfer by Vendor Services or the Registrants of any right, title and interest in and to the Leases and other property included in the Trust Assets on the Closing Date as may be required by each Rating Agency rating the Notes.

     Such counsel shall state that it has participated in the conferences with officers and other representatives of the Registrants, your counsel, representatives of the independent accountants for the Registrants and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (xii) and (xiv) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing, nothing has come to their attention that leads such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on the date of this Agreement contained, or on the Closing Date contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial, statistical and numerical data included in the Registration Statement or the Prospectus.

     Said counsel may state that they are admitted to practice only in the State of Minnesota, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriters and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriters and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

          (2) The favorable opinion, dated as of the Closing Date, of Joel H. Gottesman, Senior Vice President and Secretary to the Issuer and the SPC and Senior Vice President and General Counsel to Green Tree, in form and substance satisfactory to you and your counsel, to the effect that:

                    (i) There are no pending or threatened litigation or
               administrative proceeding of or before any court, tribunal or governmental agency, authority or body or any arbitrator which, if adversely determined, would have a material adverse effect on the financial condition of Vendor Services or any of the Registrants or Green Tree.

                    (ii) Each of Vendor Services or the Registrants and Green
               Tree is qualified to do business, and is in good standing, as a foreign corporation or other appropriate entity in each U.S. jurisdiction in which the character of the business owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition of Vendor Services, such Registrant or Green Tree.

          (3) The favorable opinion of counsel to the Trustee, dated as of the Closing Date, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                    (i) The Trustee has duly authorized, executed and delivered the Indenture and the Indenture is enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (ii) The Trustee has full power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

                    (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Indenture.

                    (iv) No consent, approval or authorization of, or
               registration, declaration or filing with, any court or governmental agency or body of the jurisdiction of incorporation of the Trustee is required for the execution, delivery or performance by the Trustee of the Indenture.

                    (v)  The Notes have been duly authenticated by the Trustee.

     In rendering such opinion, such counsel may rely, as to matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the Trustee or public officials.

          (4) The favorable opinion or opinions, dated as of the Closing Date, of Brown & Wood llp, counsel for the Underwriters, with respect to the issue and sale of the Notes, the Registration Statement, this Agreement, the Prospectus, and other related matters as the Underwriters may require and the Registrants shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

          (d) Each of the Registrants shall have furnished to the Representative a certificate, dated the Closing Date, of any of its Chairman of the Board, President or Vice President and its chief financial officer stating that
     (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that each of the Registrants may exclude Underwriters' Information (as defined in Section 10(d) herein) from such representation), (iii) the representations and warranties of any of the Registrants contained in this Agreement and the Transaction Agreements are true and correct in all material respects on and as of the Closing Date, (iv) each of the Registrants has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and is outstanding and no proceedings for that purpose have been instituted and not terminated or, to the best of his or her knowledge, are contemplated by the Commission, and (vi) since the date of its most recent financial statements, there has been no material adverse change in the financial position or results of operations of any of the Registrants or Green Tree, as applicable, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of any of the Registrants, Vendor Services or Green Tree except as set forth in or contemplated by the Registration Statement and the Prospectus.

          (e) Subsequent to the date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of any of the Registrants, Vendor Services or Green Tree which materially impairs the investment quality of the Notes; (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of any of the Registrants or Green Tree on any exchange or in the over-the-counter market shall have been suspended or (iii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iv) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

          (f) The Underwriters shall have received from KPMG Peat Marwick LLP or other independent certified public accountants acceptable to the Underwriters, a letter, dated as of the date hereof and as of the Closing Date, delivered at such times, in the form heretofore agreed to.

          (g) The Underwriters shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in each office in each jurisdiction in which such financing statements are required to perfect the first priority security interests created by the Transaction Agreements reflecting the interest of the Trustee in the Trust Assets and the proceeds thereof.

          (h) At the Closing Date, the Class A-1 Notes shall be rated by each of S&P and Fitch in their highest rating category; the Class A-2, Class A-3 and Class A-4 Notes shall be rated at least ""AAA" by each of S&P and Fitch, the Class B Notes shall be rated at least "A" by each of S&P and Fitch; and the Class C Notes shall be rated at least "BBB" by each of S&P and Fitch.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     SECTION 7. Termination of Agreement. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Registrants prior to delivery of and payment for the Notes if, prior to that time, any of the events described in
Section 6(e) or Section 6(j) shall have occurred.

SECTION 8.        Defaulting Underwriters.

          (a) If, on the Closing Date, any Underwriter or Underwriters default in the performance of its or their obligations under this Agreement, the Representative may make arrangements for the purchase of such Notes by other persons satisfactory to the Registrants and the Representative, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in
     Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 10% of the principal amount of the Notes which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representative and the Registrants do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Registrants, except that the provisions of Sections 9 and 13 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I hereto who, pursuant to this Section 8, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

          (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting Underwriter, either the Representative or the Registrants may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the

     Registrants or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Registrants agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

     SECTION 9. Reimbursement of Underwriters' Expenses. If (i) the Issuer shall fail to tender the Notes for delivery to the Underwriters for any reason permitted under this Agreement or (ii) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, Green Tree shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand Green Tree shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, Green Tree shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 10.   Indemnification.

          (a) The Registrants and Green Tree shall, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively referred to for the purposes of this Section 10 as the Underwriter) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter directly in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Registrants or Green Tree shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriters' Information (as defined in Section 10(d) herein), and provided, further, that none of the Registrants or Green Tree shall be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or such controlling person results from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented, whichever is most recent, if the Registrants have previously furnished copies thereof to you.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Registrants and Green Tree, and each of their directors, each officer of the Registrants and Green Tree who signed the Registration Statement and each person, if any, who controls the Registrants and Green Tree within the meaning of the Securities Act, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Registrants and Green Tree may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information (as defined in Section 10(d) herein), and shall reimburse the Registrants and Green Tree for any legal or other expenses reasonably incurred by the Registrants and Green Tree in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
     Section 10 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and the other Underwriters (and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section
     10) if, in the reasonable judgment of the Representative, it is advisable for the

     Representative and the other Underwriters and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Registrants and Green Tree. Each indemnified party, as a condition of the indemnity agreements contained in Sections 10(a) and 10(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) The Underwriters confirm that the information (such information, the "Underwriters' Information") set forth (i) in the last paragraph on the cover page, and (ii) in the second sentence of the second paragraph under the caption "Underwriting" in the Prospectus is correct and constitutes the only information furnished in writing to the Registrants by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          (e) The obligations of the Registrants and Green Tree in this Section 10 shall be in addition to any liability which the Registrants or Green Tree may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Registrants and Green Tree (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Registrants or Green Tree) and to each person, if any, who controls the Registrants or Green Tree within the meaning of the Securities Act.

     SECTION 11. Contribution. If the indemnification provided for in Section 10 is unavailable or insufficient to hold harmless an indemnified party under
Section 10, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or any action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Registrants and Green Tree on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registrants and Green Tree on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or any action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Registrants and Green Tree on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased hereunder (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased hereunder, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registrants and Green Tree on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Registrants and Green Tree and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim damage or liability referred to above in
Section 10 shall be deemed to include, for purposes of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(d) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to indemnify and contribute as provided in Section 10 and this Section 11 are several in proportion to their respective underwriting obligations and not joint.

     SECTION 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon you, the Registrants and Green Tree and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein or therein contained.

     SECTION 13. Expenses. Green Tree will pay all expenses incident to the performance of the Registrants' obligations under this Agreement, including without limitation those related to (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus and the Prospectus, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (v) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(e) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including the related reasonable and documented fees and expenses of counsel to the Underwriters); (vi) any fees charged by rating agencies for rating the Notes;
(vii) all fees and expenses of the Trustee and its counsel; (viii) any transfer taxes payable in connection with its sale of the Notes pursuant to this Agreement; and (ix) all other costs and expenses incident to the performance of the obligations of the Registrants under this Agreement; provided that, except as otherwise provided in this Section 13, the Underwriters shall pay their own costs and expenses, including, the costs and expenses of their counsel and the expenses of advertising any offering of the Notes made by the Underwriters.

     SECTION 14. Survival. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Registrants, Green Tree and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or any of the Registrants or Green Tree, or any officer, director or controlling person of the Registrants or Green Tree, and shall survive delivery of and payment for the Notes.

    SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications and, (i) if sent to the Underwriters will be mailed, delivered or telecopied and confirmed to them at First Union Capital Markets, a division of Wheat First Securities, Inc., Asset Securitization Division, 301 South College Street, TW-9, Charlotte, North Carolina 28288-0610, Telecopy Number: (704) 374-3254; provided, however, that any notice to an Underwriter pursuant to Section 9(c) shall be delivered or sent by mail, delivery or telecopy to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request; and (ii) if sent to the Issuer, the SPC, Vendor Services or Green Tree will be mailed, delivered or telecopied and confirmed to them at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, attention of the Secretary, with a copy to the Treasurer Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuer, the SPC, the Servicer and Green Tree shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

     SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute one and the same instrument.

     SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     SECTION 19. Effectiveness. This Agreement shall become effective upon execution and delivery.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you, the Registrants and Green Tree in accordance with its terms.

                         Very truly yours,

                         GREEN TREE LEASE FINANCE II, INC.

                         By: /s/ Joel H. Gottesman
                            -----------------------------------
                                 Joel H: Gottesman
                                 Senior Vice President and Secretary

                         GREEN TREE LEASE FINANCE 1998-1, LLC

                         By:  GREEN TREE LEASE FINANCE II, INC.

                         By: /s/ Joel H. Gottesman
                            -----------------------------------
                                 Joel H: Gottesman
                                 Senior Vice President and Secretary

                         GREEN TREE FINANCIAL CORPORATION

                         By: /s/ Joel H. Gottesman
                            -----------------------------------
                                 Joel H: Gottesman
                                 Senior Vice President, General Counsel and
                                 Secretary

CONFIRMED AND ACCEPTED, as of
 the date first above written:

FIRST UNION CAPITAL MARKETS, A DIVISION
OF WHEAT FIRST SECURITIES, INC., as
Representative of the Underwriters

By:  /s/ William W. Ingram
     ----------------------------------
         William W. Ingram
         Managing Director

                                   SCHEDULE I

Date of Underwriting Agreement:        December 18, 1998
Underwriters:                          First Union Capital Markets, a division
                                            of Wheat First Securities, Inc.
                                       Lehman Brothers Inc.
                                       NationsBanc Montgomery Securities LLC

Representative and Address:            First Union Capital Markets, a division
                                            of Wheat First Securities, Inc.
                                       One First Union Center, TW-9
                                       301 South College Street
                                       Charlotte, NC 28288-0610


                                 Schedule I-1

Title, Purchase Price and Description of Notes:

 Class A-1 Notes
----------------
 Title:                               $122,726,804  5.201% Class A-1 Receivable-
                                      Backed Notes, Series 1998-1
 Price to public:                     !00%
 Purchase price:                      99.85000%
 Underwriting
 discount:                            0.15%
 Maturity:                            January 2000 Payment Date

 Class A-2 Notes
----------------
 Title:                               $51,695,213 5.55% Class A-2 Receivable-
                                      Backed Notes, Series 1998-1
 Price to public:                     99.99014%
 Purchase price:                      99.79014%
 Underwriting
 discount:                            .20%
 Maturity:                            December 2000 Payment Date

 Class A-3 Notes
----------------
 Title:                               $122,332,184 5.60% Class A-3 Receivable-
                                      Backed Notes, Series 1998-1
 Price to public:                     99.98860%
 Purchase price:                      99.73860%
 Underwriting
 discount:                            .25%
 Maturity:                            July 2002 Payment Date

 Class A-4 Notes
----------------
 Title:                               $58,403,752 5.74% Class A-4 Receivable-
                                      Backed Notes, Series 1998-1
 Price to public:                     99.97080%
 Purchase price:                      99.67080%
 Underwriting
 discount:                            .30%
 Maturity:                            January 2004 Payment Date


                                 Schedule I-2

 Class B Notes
--------------

 Title:                               $25,650,297 6.66% Class B Receivable-
                                      Backed Notes, Series 1998-1
 Price to public:                     99.99649%
 Purchase price:                      99.59649%
 Underwriting
 discount:                            .40%
 Maturity:                            October 2004 Payment Date

 Class C Notes
--------------
 Title:                               $13,811,698 7.63% Class C Receivable-
                                      Backed Notes, Series 1998-1
 Price to public:                     99.75981%
 Purchase price:                      99.25981%
 Underwriting
 discount:                            .50%
 Maturity:                            October 2006 Payment Date

 Closing Date and Location:
 Date: December 23, 1998
 Location: Dorsey & Whitney LLP, Minneapolis, Minnesota

                                  Scedule I-3

                                  SCHEDULE II

                                  UNDERWRITERS

$122,726,804 Principal Amount of Class A-1 Notes to be Purchased
                                                                    Principal Amount
                                                                    ----------------
First Union Capital Markets                                             $ 40,908,936
Lehman Brothers Inc.                                                    $ 40,908,934
NationsBanc Montgomery Securities LLC                                   $ 40,908,934
                                                                        ------------
                                                                        $122,726,804


                                  UNDERWRITERS

  $51,695,213 Amount of Class A-2 Notes to be Purchased
                                                                    Principal Amount
                                                                    ----------------
First Union Capital Markets                                              $17,231,739
Lehman Brothers Inc.                                                     $17,231,737
NationsBanc Montgomery Securities LLC                                    $17,231,737
                                                                         -----------
                                                                         $51,695,213


                                  UNDERWRITERS

  $122,332,184 Principal Amount of Class A-3 Notes to be Purchased
                                                                    Principal Amount
                                                                    ----------------
First Union Capital Markets                                             $ 40,777,396
Lehman Brothers Inc.                                                    $ 40,777,394
NationsBanc Montgomery Securities LLC                                   $ 40,777,394
                                                                        ------------
                                                                        $122,332,184

                                  UNDERWRITERS

  $58,403,752 Principal Amount of Class A-4 Notes to be Purchased
                                                                   Principal Amount
                                                                   ----------------
First Union Capital Markets                                             $19,467,918
Lehman Brothers Inc.                                                    $19,467,917
NationsBanc Montgomery Securities LLC                                   $19,467,917
                                                                        -----------
                                                                        $58,403,752

                                 Schedule II-1

                                  UNDERWRITER

$25,650,297 Principal Amount of Class B Notes to be Purchased

                                                            Principal Amount
                                                            ----------------

First Union Capital Markets                                      $25,650,297

                                  UNDERWRITER

$13,811,698 Principal Amount of Class C Notes to be Purchased

                                                            Principal Amount
                                                            ----------------

First Union Capital Markets                                      $13,811,698

                                 Schedule II-2